Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271093

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED SEPTEMBER 18, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2023)

Shares of Common Stock

Common Warrants to Purchase up to Shares of Common Stock

Pre-Funded Warrants to Purchase up to Shares of Common Stock

Placement Agent Warrants to Purchase up to Shares of Common Stock

Up to Shares of Common Stock underlying such Common Warrants, Pre-Funded Warrants and Placement Agent Warrants

We are offering shares (the “Shares”) of our common stock, par value $0.0001 per share (the “common stock”), and warrants to purchase an aggregate of up to shares of our common stock (the “common warrants”). The combined public offering price of each Share and accompanying common warrant is $ . The common warrants have an exercise price equal to $ and will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The Shares and the common warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering to those purchasers, if any, whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of shares of our outstanding common stock immediately following the consummation of this offering, pre-funded warrants (the “pre-funded warrants”) in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares. Each pre-funded warrant is being sold with an accompanying common warrant to purchase share of common stock. The pre-funded warrants and corresponding common warrant will be issued separately. The public offering price of each pre-funded warrant and accompanying common warrant is $ (equal to the price per share being sold in this offering, minus $0.0001), and the exercise price of each pre-funded warrant is $0.0001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.

We are also registering shares of common stock that are issuable from time to time upon exercise of the pre-funded warrants, common warrants and placement agent warrants.

Our common stock is listed on The New York Stock Exchange, or the NYSE, under the symbol “LLAP.” On September 15, 2023, the last reported sale price of our common stock on the NYSE was $1.46 per share. There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect such markets to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or common warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and common warrants will be limited.

We have retained H.C. Wainwright & Co., LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The placement agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below and to provide certain other compensation to the placement agent. See “Plan of Distribution” on page S-16 of this prospectus supplement for more information regarding these arrangements.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent's fees(1)	$	$	$
Proceeds to us, before expenses and fees(2)	$	$	$

(1) Includes a cash fee, equal to 7.0% of the gross proceeds raised in this offering, to be paid to the placement agent. We have agreed to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees warrants to purchase up to shares of common stock (equal to 7.0% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering) at an exercise price of $ , which represents 125% of the public offering price per Share (the “placement agent warrants” and together with the common warrants and the pre-funded warrants, the “Warrants”). The placement agent warrants and the shares of common stock issuable upon exercise of the placement agent warrants are being registered hereby. See “Plan of Distribution” for a complete description of the compensation to be received by the placement agent.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the placement agent warrants, pre-funded warrants or common warrants being issued in this offering.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements in historical filings incorporated by reference under the section of this prospectus entitled “Incorporation by Reference” and may continue to do so for future filings.

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and in any similar section contained in or incorporated by reference into this prospectus supplement and accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about September , 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is , 2023.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus, dated April 18, 2023, are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process.

We are providing information to you about this offering of our securities in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the specific terms of this offering, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to this offering.

Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein, as well as the additional information described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the placement agent has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement and the accompanying base prospectus or in any free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and the accompanying base prospectus or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

This prospectus supplement and accompanying base prospectus incorporate by reference, and any free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement and accompanying base prospectus, and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and accompanying base prospectus, and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

The Terran Orbital design logo and the Terran Orbital mark appearing in this prospectus supplement and accompanying base prospectus and the documents incorporated by reference herein are the property of Terran Orbital Corporation. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and accompanying base prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying base prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this prospectus supplement and the accompanying base prospectus, regarding our future financial performance, as well as our business strategy, future operations, financial position, estimated revenues, and losses, projected costs, earning outlooks, prospects, expectations, plans and objectives of management are forward-looking statements. When used in this report, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations, forecasts, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business.

These forward-looking statements are based on information available as of the date of this prospectus supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements in this prospectus supplement and the accompanying base prospectus should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

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expectations regarding our strategies and future financial performance, including our future business plans or objectives, anticipated cost, timing and level of satellite orders and deliveries thereof, prospective performance and commercial opportunities, the timing of obtaining regulatory approvals, the ability to finance our operations, research and development (“R&D”) activities and capital expenditures, reliance on government contracts and a strategic cooperation agreement with a significant customer, retention and expansion of our customer base, product and service offerings, pricing, marketing plans, operating expenses, market trends, revenues, margins, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives;
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the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities;
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risks associated with expansion into new and adjacent markets;
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anticipated timing, cost, financing, and development of our satellite designing and manufacturing capabilities;
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increases in costs, which we may not be able to react to due to the nature of our United States (“U.S.”) Government contracts;
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the potential termination of U.S. Government contracts and subcontracts and the potential inability to recover termination costs;
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our ability to finance our operations, R&D activities, growth initiatives and capital expenditures;

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our expansion plans and opportunities;
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laws, rules and regulations applicable to us, including procurement and import-export control;
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the costs and ultimate outcome of litigation matters, government investigations and other legal proceedings;
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the ability to maintain the listing of our common stock and publicly-traded warrants on the NYSE and the possibility of limited liquidity and trading of such securities;
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geopolitical risk and changes in applicable laws or regulations;
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security threats, including cybersecurity and other industrial and physical security threats, and other disruptions;
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government investigations and audits;
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the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
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the possibility that the COVID-19 pandemic, or another major disease, natural disaster, or threat to the physical security of our facilities or employees disrupts our business;
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supply chain disruptions, including delays, increased costs, and supplier quality control challenges;
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our ability to attract and retain qualified employees, including senior management and other key employees, technicians, engineers, and other professionals;
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our ability to achieve profitability and meet expectations regarding cash flow from operations and investments;
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our leverage and our ability to service cash debt payments and comply with debt maintenance covenants, including meeting minimum liquidity and operating profit covenants;
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our ability to access invested cash or cash equivalents upon failure of any financial institution we bank with;
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our ability to access, or ability to access on favorable terms, equity and debt capital markets and other funding sources that will be needed to fund operations and make investments in capital-intensive strategic initiatives including expansion and improvement of our manufacturing facilities and development of new lines of business; and
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delays and costs associated with our business initiatives, whether due to changes in demand, lack of funding, design changes, or other conditions or circumstances.

This list of risks and uncertainties is not exhaustive, and new factors may emerge or changes to the foregoing risks and uncertainties may occur that would impact our business. Additional information regarding these risks, uncertainties and other factors is contained in Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed by us with the SEC on March 23, 2023, incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2022, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying base prospectus and in our filings with the SEC.

Company Overview

Terran Orbital Corporation, formerly known as Tailwind Two Acquisition Corp. (“Tailwind Two”), together with our wholly-owned subsidiaries (collectively, the “Company,” the “Registrant,” “we,” “our,” “us,” and “Terran Orbital”), is a leading manufacturer of satellite products primarily serving the U.S. aerospace and defense industries. We provide end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of our military, civil, and commercial customers. We have a foreign subsidiary based in Torino, Italy.

Corporate Information

Our principal executive office is located at 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487, and its telephone number is (561) 988-1704. The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street, 30th Floor, New York, NY 10004.

Our website address is www.terranorbital.com. The information on, or that can be accessed through, our website should not be considered part of this prospectus supplement or the accompanying base prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock or other securities. We have included our website address in this prospectus supplement and accompanying base prospectus solely as an inactive textual reference.

THE OFFERING
Common stock offered by us	shares of our common stock.
Public offering price	$ per share of common stock and accompanying common warrant.
Common warrants offered by us

We are also offering common warrants to purchase an aggregate of shares of our common stock. The Shares are being sold together with the common warrants. Each common warrant has an exercise price per share of $ and will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This offering also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Pre-funded warrants offered by us

We are also offering a total of pre-funded warrants to those purchasers whose purchase of our common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The public offering price of each pre-funded warrant and accompanying common warrant is $ (equal to the public offering price at which shares of common stock are being sold in this offering, minus $0.0001), and the exercise price of each pre-funded warrant is $0.0001 per share. Each pre-funded warrant is exercisable for one share of common stock. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the common stock issuable upon exercise of any pre-funded warrants sold in this offering.

Placement Agent Warrants

We will also issue placement agent warrants to purchase up to shares of common stock (and the shares of common stock issuable upon the exercise of the placement agent warrants) to the placement agent (or its designees) as part of the compensation payable to the placement agent in connection with this offering. The placement agent warrants will be in substantially similar form to the common warrants except have an exercise price of $ per share (which represents 125% of the public offering price per Share and accompanying common warrant sold in this offering) and will expire on the fifth anniversary of the commencement of sales of the offering. Please refer to “Plan of Distribution” for additional information with respect to the placement agent warrants.

Shares of common stock to be outstanding after this offering shares (assuming the sale of all securities covered by this prospectus supplement and the exercise of all pre-funded warrants issued in this offering but assuming no exercise of any common warrants or placement agent warrants).

Use of Proceeds

We intend to use the net proceeds from this offering for general corporate purposes, including capital expenditures, working capital, R&D, maintenance of the liquidity covenant in our debt documents and general and administrative expenses. See “Use of Proceeds” in this prospectus supplement.
Risk Factors

You should read the “Risk Factors” section of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of factors to consider carefully before deciding to purchase our securities.

NYSE symbol	LLAP

The number of shares of our common stock to be outstanding after this offering is based on 174,584,853 shares of our common stock outstanding as of September 17, 2023.

The number of shares of our common stock to be outstanding after this offering excludes, in each case as of September 17, 2023, the following reserved shares:

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29,774,295 shares of common stock issuable pursuant to our 2021 Omnibus Incentive Plan, which became effective upon consummation of the business combination contemplated by that certain Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022, by and among Tailwind Two, Titan Merger Sub, Inc. and the Company;
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An aggregate of 78,638,845 shares of common stock issuable upon the exercise of the following outstanding warrants:
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19,221,960 public warrants with an exercise price of $11.50 per share;
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78,000 private placement warrants with an exercise price of $11.50 per share;
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11,055,606 debt provider warrants with an exercise price of $10.00 per share;
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17,253,279 warrants with an exercise price of $2.898 per share;
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29,000,000 common warrants issued in connection with a registered direct offering with an exercise price of $1.43 per share; and
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2,030,000 placement agent warrants with an exercise price of $1.60;
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42,220,000 shares of common stock (inclusive of reserve for approximately two years of PIK interest) issuable upon conversion of our outstanding convertible notes; and
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27,077,304 shares of common stock reserved but unissued pursuant to our committed equity facility with B. Riley Capital II, LLC.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus supplement, you should carefully consider the risks described under the caption “Risk Factors” contained in the accompanying base prospectus, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023, as supplemented and modified by the information below and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you may lose some or all of your investment.

Risks Related to this Offering

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the public offering price per share of our common stock and accompanying common warrant is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. If you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $ per share, representing the difference between the public offering price of $ per share in this offering and our as-adjusted net tangible book value per share as of June 30, 2023. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

If we fail to raise sufficient capital through this offering or otherwise, and payments from our customers continue to be delayed, we will not have sufficient liquidity to fund and maintain our operations as a going concern and to meet the liquidity covenant in our debt documents.

As previously disclosed in our quarterly report on Form 10-Q for the quarterly period ended June 30, 2023, in order to continue to provide liquidity and fund our operations and business plan, we rely on the timely execution of our programs and collections from customers. We have experienced unexpected delays with respect to certain payments that we expected to receive from customers since the filing of that quarterly report and there can be no assurance that such delinquent payments will be made or the timing thereof. In order to raise liquidity and proceed with our strategic business plan, we are seeking to raise additional funds through this offering. If we cannot raise funds through this offering, or through new contract awards, or through other public or private financings or arrangements or otherwise, and our expected customer payments continue to be delayed, our business plan will be materially impacted and we will not have sufficient liquidity to fund and maintain our operations as a going concern.

In addition, the note purchase agreement we entered into on November 24, 2021 with affiliates of Francisco Partners, the note purchase agreement we entered into on March 8, 2021 with Lockheed Martin, and the convertible note and warrant purchase agreement we entered into with Lockheed Martin on October 31, 2022 include a financial liquidity maintenance covenant that is tested on a quarterly basis, with the next test scheduled to occur on September 30, 2023. If we are successful in raising additional funds through this offering, we expect the proceeds of this offering to provide sufficient funds to meet the financial liquidity maintenance covenant as of September 30, 2023. If we are unsuccessful in raising sufficient funds through this offering, or through new contracts awards, or through other public or private financings or arrangements or otherwise, and our expected customer payments continue to be delayed, our ability to continue operations and fund our business plan will be materially impacted as the failure to comply with this covenant could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding indebtedness under the note purchase agreements. In the event our lenders accelerate the repayment of our outstanding indebtedness, we may not have sufficient cash and assets to repay such indebtedness, which in turn may precipitate an insolvency event which could result in a cessation of our operations.

Moreover, even if we are successful in satisfying the financial liquidity maintenance covenant test as of September 30, 2023, if we are unable to raise additional funds through new contract awards, or through another offering, or through other public or private financings or arrangements or otherwise, and if our expected customer payments continue to be delayed, we may breach the financial liquidity maintenance covenant in subsequent quarters, which may result in the acceleration of our outstanding indebtedness. In the event our lenders accelerate the repayment of our outstanding indebtedness, we may not have sufficient cash and assets to repay such indebtedness, which in turn may precipitate an insolvency event which could result in a cessation of our operations.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement in this offering will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of shares; (ii) agreement to not enter into variable rate financings for one year from closing, subject to an exception; (iii) agreement to not enter into any financings for 90 days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

This is a best efforts offering, no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to fund our expected capital needs. Thus, we may not raise the amount of capital we believe is required for our operations and may need to raise additional funds, which may not be available or available on terms acceptable to us.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the Warrants will be limited.

Holders of the Warrants purchased in this offering will have no rights as holders of common stock until such holders exercise their Warrants and acquire our common stock.

Until holders of the Warrants acquire our common stock upon exercise of such Warrants, holders of the Warrants will have no rights with respect to our common stock underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

The common warrants and placement agent warrants issued in this offering may not have any value.

The common warrants will be immediately exercisable at an exercise price of $ per share of common stock and will expire on the fifth anniversary of the original issuance date. The placement agent warrants have an exercise price of $ and will expire on the fifth anniversary of the commencement of sales of the offering. In the event our common stock price does not exceed the exercise price of the common warrants and placement agent warrants, respectively, during the period when such warrants are exercisable, such warrants may not have any value.

Sales, or the perception of sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

The sale of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

Upon consummation of our business combination on March 25, 2022 (the “Business Combination”), we had a total of 137,295,455 shares of common stock outstanding. All shares issued in the Business Combination were freely tradable without registration under the Securities Act and without restriction by persons other than our “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including our directors, executive officers and other affiliates, and other than pursuant to our investor rights agreement lock-up that expired 180 days after the consummation of the Business Combination. Additionally, there are 11,055,606 outstanding warrants, each with an exercise price of $10.00, that were issued in connection with the Business Combination.

Our affiliates are eligible to sell their shares of common stock and warrants, and any shares of common stock received upon exercise of the warrants, as applicable, pursuant to Rule 144, subject to volume, manner of sale and other relevant conditions of Rule 144. In addition, pursuant to our investor rights agreement, we have registered and may in the future be required to register additional shares of our common stock under the Securities Act of the investors thereunder. By exercising their registration rights and/or selling a large number of shares, these stockholders could cause the prevailing market price of our common stock to decline.

If these stockholders exercise their registration rights or sell their currently registered shares, the market price of shares of our common stock could drop significantly if the holders of such shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our common stock or other securities.

In addition, the shares of our common stock reserved for future issuance under the 2021 Omnibus Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares of our common stock available for issuance under the 2021 Omnibus Incentive Plan as of September 17, 2023 is 29,774,295, subject to an annual increase as set forth therein. We have filed, and may file one or more additional, registration statements on Form S-8 under the Securities Act to register shares of our common stock or securities convertible into or exchangeable for shares of our common stock issued pursuant to the 2021 Omnibus Incentive Plan. The existing Form S-8 registration statements filed have become, and any such additional Form S-8 registration statements will become, automatically effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market, subject to the provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable.

In addition, on October 31, 2022, pursuant to a convertible note and warrant purchase agreement (the “Convertible Note and Warrant Purchase Agreement”), dated as of October 31, 2022, by and among us, the guarantors party thereto, Lockheed Martin Corporation (“Lockheed Martin”), as purchaser, and U.S. Bank Trust Company, National Association, as collateral agent, Lockheed Martin purchased second lien secured notes due October 31, 2027 (the “Convertible Notes”) in an aggregate principal amount of $100 million, which Convertible Notes are convertible at any time prior to maturity into the number of fully-paid and non-assessable shares of our common stock on the date of conversion obtained by dividing (i) the outstanding principal amount of, and any accrued but unpaid interest on, the Convertible Notes, by (ii) a conversion price equal to $2.898. In addition, pursuant to the Convertible Note and Warrant Purchase Agreement Lockheed Martin was issued warrants (the “2027 warrants”) to purchase 17,253,279 shares of our common stock at a purchase price of $2.898 per share.

In addition, on May 24, 2023, pursuant to a securities purchase agreement (the “May 2023 Securities Purchase Agreement”), dated as of May 24, 2023, by and between us and an institutional investor (the “Purchaser”), we issued and sold 16,000,000 shares of our common stock (the “SPA Shares”), warrants to purchase up to an aggregate of 29,000,000 shares of our common stock (the “SPA Warrants”) and pre-funded warrants to purchase up to 13,000,000 shares of our common stock (the “SPA Pre-Funded Warrants”). The SPA Warrants have an exercise price of $1.43, will be exercisable commencing six months following such issuance, and have a term of exercise equal to five years following such initial exercise date. The SPA Pre-Funded Warrants have an exercise price of $0.0001, were immediately exercisable upon issuance and could be exercised at any time after their original issuance until such SPA Pre-Funded Warrants are exercised in full. As of the date of this offering, all SPA Pre-Funded Warrants have been exercised. The SPA Shares were sold at an offering price of $1.28 per SPA Share and accompanying SPA Warrant, and the SPA Pre-Funded Warrants were sold at an offering price of $1.2799 per SPA Pre-Funded Warrant and accompanying SPA Warrant.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

Our existing warrants are exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market, result in dilution to our stockholders and could adversely affect the market price of our common stock.

We currently have outstanding warrants to purchase an aggregate of 19,299,960 shares of our common stock at a purchase price of $11.50 per share, subject to adjustment, that became exercisable on April 24, 2022, which was thirty (30) days after the closing date.

In addition, we have $100 million of Convertible Notes outstanding that are convertible at any time prior to maturity into the number of fully-paid and non-assessable shares of our common stock on the date of conversion obtained by dividing (i) the outstanding principal amount of, and any accrued but unpaid interest on, the Convertible Notes, by (ii) a conversion price equal to $2.898. We also have outstanding warrants issued as follows: (1) debt provider warrants to Francisco Partners to purchase an aggregate of 8,291,704 shares of our common stock at a purchase price of $10.00 per share, (2) debt provider warrants to Lockheed Martin to purchase an aggregate of 1,381,951 shares of our common stock at a price of $10.00 per share, (3) 2027 warrants to Lockheed Martin to purchase an aggregate of 17,253,279 shares of our common stock at a price of $2.898 per share, (4) debt provider warrants to Beach Point Capital (“Beach Point”) to purchase an aggregate of 1,381,951 shares of our common stock at a price of $10.00 per share, in each case, subject to adjustment, (5) SPA Warrants to an institutional investor to purchase an aggregate of 29,000,000 shares of our common stock at a price of $1.43 per share, and (6) placement agent warrants (the “SPA Placement Agent Warrants”) to the placement agent in connection with the May 2023 Securities Purchase Agreement to purchase an aggregate of 2,030,000 shares of our common stock at a price of $1.60 per share.

To the extent such warrants are exercised in accordance with the terms of the warrant agreement covering those securities, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Our management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our stockholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described in the section titled “Use of Proceeds” in this prospectus supplement. The failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We do not anticipate paying cash dividends and, accordingly, stockholders must rely on share appreciation for any return on their investment.

We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses and do not anticipate that we will declare or pay any cash dividends on our capital stock in the foreseeable future. See the section titled “Dividend Policy” in this prospectus supplement. In addition, our ability to pay dividends is limited by covenants of our existing and outstanding indebtedness and may be limited by covenants of any future indebtedness we incur. As a result, capital appreciation, if any, of our common stock will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our common stock.

Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering, restrict our operations or require us to relinquish substantial rights.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. If we obtain debt financing, the terms of such debt financing may restrict our ability to incur additional indebtedness, require us to maintain certain financial covenants, or restrict our ability to pay dividends. We cannot assure you that we will be able to obtain additional funding if and when necessary.

DILUTION

If you invest in our securities, you will experience immediate dilution to the extent of the difference between the price per share or pre-funded warrant, as applicable you pay in this offering and the as-adjusted net tangible book value per share after this offering. Our net tangible book value as of June 30, 2023 was approximately $(125.7) million, or approximately $(0.76) per share.

As-adjusted net tangible book value per share represents our net tangible book value per share after giving effect to the issuance and sale of all Shares and pre-funded warrants offered hereby (and assuming the exercise of the pre-funded warrants), and after deducting placement agent fees and estimated offering expenses payable by us in connection with this offering. The as-adjusted net tangible book value was calculated on a cash basis and does not consider the potential accounting classifications of the common warrants, pre-funded warrants, or placement agent warrants.

We determine dilution by subtracting the net tangible book value per share as of June 30, 2023, on an as-adjusted basis for this offering, from the amount of cash that a new investor paid for a share or a pre-funded warrant. The resulting amount represents an immediate increase in net tangible book value of $ per share to existing investors, and immediate dilution in net tangible book value of $ per share to new investors purchasing securities in this offering at the public offering price.

The following table illustrates this dilution, and is based on, as of June 30, 2023, 165,189,534 shares of common stock issued and outstanding and shares issued and outstanding on an as-adjusted basis as described above.

Public offering price per Share and accompanying common warrant		$
Historical net tangible book value per share as of June 30, 2023	$ (0.76)
Increase in net tangible book value per share attributable to this offering	$
As-adjusted net tangible book value per share after this offering		$
Dilution per share to new investors participating in this offering		$

The information above does not give effect to shares issuable upon exercise of the common warrants or placement agent warrants being issued in this offering. Additionally, the 165,189,534 shares of common stock outstanding as of June 30, 2023 discussed above excludes, as of that date, the following:

•
30,178,819 shares of common stock issuable pursuant to our 2021 Omnibus Incentive Plan, which became effective upon consummation of the business combination contemplated by that certain Agreement and Plan of Merger, dated as of October 28, 2021, as amended by Amendment No. 1 thereto dated February 8, 2022 and Amendment No. 2 thereto dated March 9, 2022, by and among Tailwind Two, Titan Merger Sub, Inc. and the Company;
•
An aggregate of 87,673,845 shares of common stock issuable upon the exercise of the following outstanding warrants:
o
19,221,960 public warrants with an exercise price of $11.50 per share;
o
78,000 private placement warrants with an exercise price of $11.50 per share;
o
11,055,606 debt provider warrants with an exercise price of $10.00 per share;
o
17,253,279 warrants with an exercise price of $2.898 per share;
o
29,000,000 common warrants issued in connection with a registered direct offering with an exercise price of $1.43 per share;
o
9,035,000 pre-funded warrants issued in connection with a registered direct offering with an exercise price of $0.0001 per share; and

o
2,030,000 placement agent warrants with an exercise price of $1.60;
•
42,220,000 shares of common stock (inclusive of reserve for approximately two years of PIK interest) issuable upon conversion of our outstanding convertible notes; and
•
27,077,304 shares of common stock reserved but unissued pursuant to our committed equity facility with B. Riley Capital II, LLC.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock and does not take into account the possible issuance of shares of our common stock in respect of our outstanding convertible notes. The exercise such options or warrants, or such issuance of common stock, could result in further dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $ , based on a public offering price of $ per share after deducting the placement agent’s fees and estimated offering expenses payable by us. However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus supplement.

If a holder of common warrants elects to exercise the common warrants issued in this offering, we may also receive proceeds from the exercise of the common warrants. We cannot predict when or if the common warrants will be exercised. It is possible that the common warrants may expire and may never be exercised.

We expect to use any proceeds that we receive from this offering for general corporate purposes, including capital expenditures, working capital, R&D, maintenance of the liquidity covenant in our debt documents and general and administrative expenses. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, we retain broad discretion over the use of the net proceeds from this offering. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for the net proceeds we receive.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated as of September 9, 2023, we have engaged H.C. Wainwright & Co., LLC (the “placement agent” or “Wainwright”), to act as our exclusive placement agent in connection with this offering of securities pursuant to this prospectus supplement and accompanying base prospectus. Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of our agreements with them. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our common stock, pre-funded warrants and warrants offered pursuant to this prospectus supplement and the accompanying base prospectus.

We will enter into a securities purchase agreement directly with certain institutional investors, at the investors’ option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement will rely solely on this prospectus supplement and the accompanying base prospectus in connection with the purchase of our securities in this offering. The form of securities purchase agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We will deliver the shares of common stock being issued to the investors electronically and will mail such investors physical warrant certificates for the Warrants sold in this offering, upon receipt of investor funds for the purchase of the common stock and Warrants offered pursuant to this prospectus supplement and the accompanying base prospectus. Delivery of the securities offered hereby is expected to be made on or about September , 2023, subject to satisfaction of certain customary closing conditions.

The following table shows, both on a per-share and total basis, the public offering price, placement agent fees and proceeds, before expenses to us.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price	$	$	$
Placement agent's fees(1)	$	$	$
Proceeds to us, before expenses and fees(2)	$	$	$

We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We estimate the total expenses payable by us for this offering, excluding the placement agent fees, to be approximately $275,000, which includes (i) up to $150,000 reimbursement of the placement agent’s legal fees and expenses, (ii) payment of up to $15,950 for the clearing expenses of the placement agent in connection with this offering, and (iii) other estimated expenses totaling approximately $184,050, which include legal, accounting and various other fees associated with the registration and listing of our securities sold in this offering.

In addition, we have agreed to issue to the placement agent as compensation warrants to purchase up to shares of common stock (equal to 7.0% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering). The placement agent warrants and the shares of common stock issuable upon exercise of the placement agent warrants are being registered hereby.

The placement agent warrants will have substantially the same terms as the common warrants issued to the investors in the offering, except that the placement agent warrants have an exercise price of $ per share, which represents 125% of the public offering price per share and will expire on the fifth anniversary of the commencement of sales of the offering.

Tail Financing Payments

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following expiration or termination of our engagement of the placement agent in connection with this public offering, subject to certain exceptions.

Lock-up Restrictions

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 90 days following the date of closing of the offering pursuant to this prospectus supplement and the accompanying base prospectus. This means that, during the applicable lock-up period and subject to certain exceptions, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or their equivalents, and our officers and directors may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), directly or indirectly, any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, subject to an exception, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering. The placement agent may waive this prohibition in its sole discretion and without notice.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•
may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which the accompanying base prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

The placement agent and its respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which they may receive customary fees and expenses. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services. Wainwright acted as our exclusive placement agent for our May 2023 registered direct offering for which it received compensation.

Listing

Our common stock is listed on the NYSE under the symbol “LLAP.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. It is the present intention of our board of directors (the “Board”) to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board. Further, our ability to declare dividends may be limited by the terms of outstanding indebtedness under the (i) note purchase agreement permitting the issuance and sale of senior secured notes originally in an aggregate principal amount of up to $150 million due on November 24, 2026 with certain managed funds or investment vehicles of Francisco Partners, (ii) the note purchase agreement entered into with Lockheed Martin on March 8, 2021 for the issuance and sale of $87 million aggregate principal amount of senior secured notes due April 1, 2026, as amended on March 25, 2022, and (iii) any other financing or other agreements entered into by us or our subsidiaries from time to time.

DESCRIPTION OF THE COMMON STOCK

This description is a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation (the “Certificate of Incorporation”), a copy of which is filed as Exhibit 3.1 to our Current Report on Form 8-K, filed on May 5, 2023 and our bylaws (the “Bylaws”), a copy of which is filed as Exhibit 3.2 to our Current Report on Form 8-K, filed on March 28, 2022.

General

We are authorized to issue 600,000,000 shares of our common stock, par value $0.0001 per share. As of September 17, 2023, we had 174,584,853 shares of common stock outstanding.

Voting rights

Each holder of our common stock is entitled to one (1) vote for each share of our common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of our common stock are not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations of any series of our preferred stock or on any amendment to a certificate of designations of any series of preferred stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law.

Dividend rights

Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of our common stock are entitled to receive such dividends when, as and if declared thereon by our Board, or any authorized committee thereof, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation

Subject to the rights of holders of preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of our common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of our common stock and the holders of any other class or series of capital stock ranking equally with our common stock upon such dissolution, liquidation or winding up, ratably on a per share basis.

Other rights

Neither the Certificate of Incorporation nor the Bylaws entitle any holder of our common stock to preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of preferred stock that we may issue in the future.

DESCRIPTION OF THE WARRANTS

Common Warrant

The following description of our common warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the common warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

Each common warrant offered hereby has an initial exercise price per share equal to $ . Each common warrant is exercisable for share of common stock. The common warrants are immediately exercisable and have a term of exercise equal to five years following the original issuance date. The exercise price and number of shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The common warrants will be issued in certificated form only.

Exercisability

The common warrants are immediately exercisable, at the option of each holder, in whole or in part, by delivering to us a duly-executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s common warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s common warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us. No fractional shares will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its common warrants, a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the common warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the common warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a common warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the common warrant is exercisable immediately prior to such event. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its common warrant at its fair value using the Black Scholes option pricing formula in the common warrants; provided, however, that, if the fundamental transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the common warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the common warrants on any securities exchange or nationally recognized trading system. We do not intend to list the common warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the common warrants will be limited.

Right as a Shareholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Placement Agent Warrant

The following description of our placement agent warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the placement agent warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of placement agent warrant for a complete description of the terms and conditions of the placement agent warrants.

The placement agent warrants are substantially similar to the common warrants, except that each placement agent warrant has an initial exercise price per share equal to $ and has a term of exercise of five years from the commencement of sales of the offering. The exercise price and number of shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Pre-Funded Warrant

The following description of our pre-funded warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the pre-funded warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.0001. Each pre-funded warrant is exercisable for one share of common stock. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly-executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares of common stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon a holder’s exercise of its pre-funded warrants in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of the shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Right as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

MATERIAL TAX CONSIDERATIONS

The following discussion describes certain material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our common stock, pre-funded warrants and common warrants by a U.S. Holder or Non-U.S. Holder (as each term is defined below). This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (referred to as the “Code”), existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling has been or will be sought from the Internal Revenue Service, or IRS, with respect to the matters discussed below, and there can be no assurance the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, pre-funded warrants or common warrants, or that any such contrary position would not be sustained by a court.

We assume in this discussion that the shares of our common stock, pre-funded warrants and common warrants will be held as capital assets (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes and does not deal with state or local taxes or U.S. federal gift and estate tax laws, or any non-U.S. tax consequences that may be relevant to holders in light of their particular circumstances. This discussion also does not address the special tax rules applicable to particular holders, such as:

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a bank, insurance company, or other financial institution;
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a tax-exempt entity, organization, or arrangement;
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a government or any agency, instrumentality, or controlled entity thereof;
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a real estate investment trust;
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an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
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a regulated investment company;
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a “controlled foreign corporation” or a “passive foreign investment company”;
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a dealer or broker in stocks and securities, or currencies;
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a trader in securities that elects mark-to-market treatment or any other holder subject to mark-to-market treatment;
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a holder of our common stock, pre-funded warrants, or common warrants that is liable for the alternative minimum tax;
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a holder of our common stock, pre-funded warrants, or common warrants that received such security through the exercise of options, warrants, or similar derivative securities or otherwise as compensation;
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a holder of our common stock, pre-funded warrants, or common warrants that holds such security in a tax-deferred account (such as an individual retirement account or a plan qualifying under Section 401(k) of the Code);
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a holder of our common stock, pre-funded warrants, or common warrants that has a functional currency other than the U.S. dollar;
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a holder of our common stock, pre-funded warrants, or common warrants that holds such security as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
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a holder of our common stock, pre-funded warrants, or common warrants required to accelerate the recognition of any item of gross income with respect to such security, as a result of such income being recognized on an applicable financial statement;
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a holder of our common stock, pre-funded warrants, or common warrants that is a U.S. expatriate or former citizen or long-term resident of the United States;

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a holder of our common stock, pre-funded warrants, or common warrants that does not hold such security as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);
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a holder of our common stock, pre-funded warrants, or common warrants whose security may constitute “qualified small business stock” under Section 1202 of the Code or “Section 1244 stock” for purposes of Section 1244 of the Code; or
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a holder of our common stock, pre-funded warrants, or common warrants that acquired such security in a transaction subject to the gain rollover provisions of Section 1045 of the Code;

In addition, this discussion does not address the tax treatment of partnerships or other pass-through entities or of persons who hold our common stock, pre-funded warrants or common warrants through partnerships or other entities which are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock, pre-funded warrants or common warrants should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our common stock, pre-funded warrants or common warrants through a partnership or other pass-through entity, as applicable.

For the purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock, pre-funded warrants or common warrants that is for U.S. federal income tax purposes (a) an individual citizen or resident of the United States, (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock, pre-funded warrants or common warrants (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

The discussion of U.S. federal income tax considerations is for information purposes only and is not tax advice. Investors should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock, pre-funded warrants and common warrants.

Tax Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant, and upon exercise, the holding period of the share of common stock received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of common stock received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant (discussed below) increased by the exercise price of $0.0001. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Exercise and Expiration of the Pre-Funded Warrants and Common Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a pre-funded warrant or common warrant (collectively for the balance of this discussion a “warrant”), except to the extent such U.S. Holder receives a cash payment for a fractional share that would otherwise have been issuable upon exercise of the warrant, which will be treated as a sale subject to the rules described below under “U.S. Holders -- Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants.” The U.S. Holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. Holder’s adjusted tax basis in the warrant exercised. A U.S. holder’s holding period in the common stock received upon exercise of a pre-funded warrant generally should include such U.S. holder’s holding period in the pre-funded warrants exchanged therefor. The U.S. Holder’s holding period in the shares of our common stock acquired on exercise of the common warrant will begin on the date of exercise of the common warrant, and will not include any period for which the U.S. Holder held the common warrant.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on the Pre-Funded Warrants and Common Warrants

The exercise terms of the warrants may be adjusted in certain circumstances. An adjustment to the number of shares of common stock that will be issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. Holder of the warrants even if such holder does not receive any cash or other property in connection with the adjustment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in a constructive distribution to a U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants. Any constructive distribution will generally be taxed in the same manner as an actual distribution received by a U.S. Holder as discussed below under “Distributions.”

Distributions

We currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions to a U.S. Holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions to a U.S. Holder that are not derived from our current or accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, the U.S. Holder’s adjusted tax basis in our common stock, common warrants or pre-funded warrants, as applicable, and to the extent in excess of such basis, will be treated as gain realized on the sale or exchange of our common stock, common warrants or pre-funded warrants, as applicable, as described below.

Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants

Upon a sale or other taxable disposition of our common stock, pre-funded warrants or common warrants, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the applicable common stock, pre-funded warrants or common warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the applicable common stock, pre-funded warrant or common warrant exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our common stock, pre-funded warrants or common warrants should consult their own tax advisors regarding the tax treatment of such losses.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of securities. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our securities.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our common stock, pre-funded warrants and common warrants and to the proceeds of a sale or other disposition of common stock, Common warrants and pre-funded warrants by a U.S. Holder unless such U.S. Holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. Holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption. Backup withholding is not an additional tax. Rather, amounts withheld as backup withholding may be credited against a person’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Tax Considerations Applicable to Non-U.S. Holders

Exercise and Expiration of Pre-Funded Warrants and Common Warrants

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. As described under “U.S. Holders — Exercise and Expiration of the Pre-Funded Warrants and Common Warrants” the U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A Non-U.S. Holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the Non-U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the Non-U.S. Holder’s tax basis in the warrant. However, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is an individual nonresident and present 183 days or more in the taxable year of disposition in the United States and certain other conditions are met.

Certain Adjustments to and Distributions on the Pre-Funded Warrants and Common Warrants

As described under “U.S. Holders — Certain Adjustments to and Distributions on the Pre-Funded Warrants and Common Warrants” an adjustment to the warrants could result in a constructive distribution to a Non-U.S. Holder, which would be treated as described under “Distributions” below, and the tax treatment of a distribution on a warrant is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the Non-U.S. Holder. Non-U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to or distributions on the warrants.

Distributions

We currently anticipate that we will retain all available funds and any future earnings for use in the operation of our business and do not anticipate declaring or paying any cash dividends on our common stock for the foreseeable future. In the event that we do make distributions on our common stock or warrants to a Non-U.S. Holder, those distributions generally will be treated as dividends, as return of capital or as gain on the sale or exchange of common stock or warrants for U.S. federal income tax purposes as described in “U.S. Holders — Distributions.”

Subject to the discussions below under the sections titled “Information Reporting and Backup Withholding” and “Foreign Accounts,” any distribution (including constructive distributions) on our common stock or warrants that is treated as a dividend paid to a Non-U.S. Holder that is not effectively connected with the holder’s conduct of a trade or business in the United States will generally be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide the applicable withholding agent with a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. Such form must be provided prior to the payment of dividends and must be updated periodically and when otherwise required by law.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a Non-U.S. Holder that are effectively connected with such holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that the holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

Distributions to a Non-U.S. Holder that are not derived from our current or accumulated earnings and profits generally will be treated as a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s basis in its common stock or warrants, as applicable, and to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock or warrants, as applicable, as described under “Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants” below.

If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries.

Disposition of Our Common Stock, Pre-Funded Warrants or Common Warrants

Subject to the discussions below under the sections titled “Information Reporting and Backup Withholding” and “Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on a sale or other disposition of our common stock, pre-funded warrants or common warrants unless:

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the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty between the United States and such Non-U.S. Holder’s country of residence, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.), in which case the Non-U.S. Holder will be taxed on a net income basis at the regular rates and in the manner applicable to U.S. persons, and if the Non-U.S. Holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply;
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the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder, if any, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns reporting those losses; or
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we are, or have been, a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the five-year period preceding such disposition (or the Non-U.S. Holder’s holding period, if shorter). We do not believe that we are or have been a USRPHC and, even if we are or were a USRPHC, as long as our common stock is regularly traded on an established securities market, dispositions will not be subject to tax for a Non-U.S. Holder that has not held more than 5% of our common stock, actually or constructively, during the five-year period preceding such Non-U.S. Holder’s disposition (or the Non-U.S. Holder’s holding period, if shorter). Special rules may apply to the determination of the 5% threshold in the case of a holder of a pre-funded warrant or common warrant.

See the sections titled “Information Reporting and Backup Withholding” and “Foreign Accounts” below for additional information regarding withholding rules that may apply to proceeds of a disposition of our common stock, pre-funded warrants or common warrants paid to foreign financial institutions or non-financial foreign entities.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions (including constructive distributions) on our common stock, pre-funded warrants or common warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Dividends paid to Non-U.S. Holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock, pre-funded warrants or common warrants by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

Foreign Accounts

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on dividends on common stock, pre-funded warrants and common warrants if paid to a non-U.S. entity unless (i) if the non-U.S. entity is a “foreign financial institution,” the non-U.S. entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the non-U.S. entity is not a “foreign financial institution,” the non-U.S. entity identifies certain of its U.S. investors, if any, or (iii) the non-U.S. entity is otherwise exempt under FATCA.

Intergovernmental agreements between the United States and foreign countries with respect to FATCA may significantly modify the requirements described in this section for Non-U.S. Holders. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock, pre-funded warrants or common warrants.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, pre-funded warrants or common warrants, including the consequences of any proposed changes in applicable laws.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, pre-funded warrants or common warrants, including the consequences of any proposed changes in applicable laws.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, New York, New York will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Certain legal matters in connection with this offering will be passed upon for the placement agent by Ellenoff, Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.terranorbital.com. We make available, free of charge, on our investor relations website at investors.terranorbital.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of, or incorporated by reference into, this prospectus supplement and the inclusion of our website and investor relations website addresses in this prospectus supplement is an inactive textual reference only.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Additional documents relating to the offered securities, such as the Securities Purchase Agreement, are filed as exhibits to the registration statement of which this prospectus forms a part or are, or will be, filed under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those publicly filed documents with the SEC. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that have been previously filed with the SEC as of the date of the initial registration statement and any future filings we make with the SEC prior to, and on or after, the effective date of the registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

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Our Annual Report on Form 10-K (File No. 001-40170) for the year ended December 31, 2022 (as filed with the SEC on March 23, 2023);
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Our Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference into our Annual Report on Form 10-K), filed with the SEC on April 13, 2023;
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Our Quarterly Report on Form 10-Q (File No. 001-40170) for the quarterly periods ended March 31, 2023 (as filed with the SEC on May 15, 2023) and June 30, 2023 (as filed with the SEC on August 14, 2023);
•
Our Current Reports on Form 8-K (File No. 001-40170) filed with the SEC on February 22, 2023 and May 5, 2023, May 30, 2023, June 14, 2023 and September 15, 2023 (other than any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and
•
The description of our common stock contained in our registration on Form 8-A (File No. 001-40170) filed with the SEC on March 4, 2021 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Terran Orbital Corporation
6800 Broken Sound Parkway NW, Suite 200

Boca Raton, Florida, 33487
(561) 988-1704

PROSPECTUS

Terran Orbital Corporation

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $500,000,000.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “LLAP.” On April 17, 2023, the last reported sale price of our Common Stock on NYSE was $1.90 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements in historical filings incorporated by reference under the section of this prospectus entitled “Incorporation by Reference” and may continue to do so for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “RISK FACTORS” beginning on page 3 of this prospectus, and in any similar section contained or incorporated by reference herein or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings, to the extent permitted under applicable federal securities laws. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

The Terran Orbital design logo and the Terran Orbital mark appearing in this prospectus and the documents incorporated by reference herein are the property of Terran Orbital Corporation. This document and the documents incorporated by reference herein contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

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THE COMPANY

Overview

Terran Orbital Corporation, formerly known as Tailwind Two Acquisition Corp. (“Tailwind Two”), together with our wholly-owned subsidiaries (collectively, the “Company,” the “Registrant,” “we,” “our,” “us,” and “Terran Orbital”), is a leading manufacturer of satellite products primarily serving the United States (“U.S.”) aerospace and defense industry. We provide end-to-end satellite solutions by combining satellite design, production, launch planning, mission operations, and on-orbit support to meet the needs of our military, civil, and commercial customers. We have a foreign subsidiary based in Torino, Italy.

Corporate Information

Our principal executive office is located at 6800 Broken Sound Parkway NW, Suite 200, Boca Raton, Florida 33487, and its telephone number is (561) 988-1704. The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is One State Street, 30th Floor, New York, NY 10004.

Our website address is www.terranorbital.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock or securities. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following March 4, 2026, the fifth anniversary of the closing of Tailwind Two’s initial public offering; (b) in which we have total annual gross revenue of at least $1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision regarding our securities, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I, Item 1A, Risk Factors” of our most recent Annual Report on Form 10-K filed with the SEC on March 23, 2023, incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, you could lose part or all of your investment in our common stock and the other offered securities. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements, other than statements of present or historical fact included in this prospectus, regarding our future financial performance, as well as our business strategy, future operations, financial position, estimated revenues, and losses, projected costs, earning outlooks, prospects, expectations, plans and objectives of management are forward-looking statements. When used in this report, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on management’s current expectations, forecasts, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. There can be no assurance that future developments will be those that have been anticipated. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

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expectations regarding our strategies and future financial performance, including our future business plans or objectives, anticipated cost, timing and level of satellite orders and deliveries thereof, prospective performance and commercial opportunities, the timing of obtaining regulatory approvals, the ability to finance our operations, research and development activities and capital expenditures, reliance on government contracts and a strategic cooperation agreement with a significant customer, retention and expansion of our customer base, product and service offerings, pricing, marketing plans, operating expenses, market trends, revenues, margins, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives;
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the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities;
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risks associated with expansion into new and adjacent markets;
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anticipated timing, cost, financing, and development of our satellite designing and manufacturing capabilities;
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increases in costs, which we may not be able to react to due to the nature of our U.S. Government contracts;
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the potential termination of U.S. Government contracts and subcontracts and the potential inability to recover termination costs;
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our ability to finance our operations, research and development activities, growth initiatives and capital expenditures;
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our expansion plans and opportunities;
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laws, rules and regulations applicable to us, including procurement and import-export control;

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the costs and ultimate outcome of litigation matters, government investigations and other legal proceedings;
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the ability to maintain the listing of our common stock and publicly-traded warrants on the NYSE and the possibility of limited liquidity and trading of such securities;
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geopolitical risk and changes in applicable laws or regulations;
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security threats, including cybersecurity and other industrial and physical security threats, and other disruptions;
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government investigations and audits;
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the possibility that we may be adversely affected by other economic, business, and/or competitive factors;
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the impact of material weaknesses in our internal control over financial reporting, including the reliability of our consolidated financial statements;
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the possibility that the COVID-19 Pandemic, or another major disease, natural disaster, or threat to the physical security of our facilities or employees disrupts our business;
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supply chain disruptions, including delays, increased costs, and supplier quality control challenges;
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our ability to attract and retain qualified employees, including senior management and other key employees, technicians, engineers, and other professionals;
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our ability to achieve profitability and meet expectations regarding cash flow from operations and investments;
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our leverage and our ability to service cash debt payments and comply with debt maintenance covenants, including meeting minimum liquidity and operating profit covenants;
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our ability to access invested cash or cash equivalents upon failure of any financial institution we bank with;
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our ability to access, or ability to access on favorable terms, equity and debt capital markets and other funding sources that will be needed to fund operations and make investments in capital-intensive strategic initiatives including expansion and improvement of our manufacturing facilities and development of new lines of business; and
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delays and costs associated with our business initiatives, whether due to changes in demand, lack of funding, design changes, or other conditions or circumstances.

This list of risks and uncertainties is not exhaustive, and new factors may emerge or changes to the foregoing risks and uncertainties may occur that would impact our business. Additional information regarding these risks, uncertainties and other factors is contained in Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed by us with the SEC on March 23, 2023.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws (the “Bylaws” and, together with the Certificate of Incorporation, the “Governing Documents”) or, in the case of any depositary shares, debt securities, warrants, subscription rights, purchase contracts or units, the agreement (each, a “Governing Agreement”) pursuant to which those securities are issued. Prior to the issuance of any securities pursuant to a Governing Agreement, the form of such Governing Agreement will have been filed as an exhibit to, or incorporated by reference into, the registration statement of which this prospectus is a part. We urge you to read the applicable Governing Documents and Governing Agreements in their entirety for a complete description of the rights and preferences of our securities. The summary below is also qualified by reference to provisions of the Delaware General Corporation Law (“DGCL”).

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 in the aggregate of:

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common stock;
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preferred stock;
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secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;
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depositary shares;
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warrants to purchase our securities;
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subscription rights to purchase our securities;
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purchase contracts; or
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units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF EQUITY SECURITIES

The total amount of our authorized share capital consists of 300,000,000 shares of our common stock and 50,000,000 shares of our preferred stock. As of March 31, 2023, 144,680,223 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

Common Stock

Voting rights. Each holder of our common stock is entitled to one (1) vote for each share of our common stock held of record by such holder on all matters voted upon by our stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of our common stock are not be entitled to vote on any amendment to the Certificate of Incorporation (including any certificate of designations of any series of our preferred stock or on any amendment to a certificate of designations of any series of our preferred stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of our preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of our preferred stock) or pursuant to the DGCL.

Dividend rights. Subject to any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of our common stock are entitled to receive such dividends when, as and if declared thereon by our board of directors (“Board”), or any authorized committee thereof, in its discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon liquidation. Subject to the rights of holders of our preferred stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of Our preferred stock ranking senior to the shares of our common stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of our common stock and the holders of any other class or series of capital stock ranking equally with our common stock upon such dissolution, liquidation or winding up, ratably on a per share basis.

Other rights. Neither the Certificate of Incorporation nor the Bylaws entitle any holder of our common stock to preemptive or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of our preferred stock that we may issue in the future.

Preferred Stock

Our Board or any authorized committee thereof has the authority to issue shares of preferred stock at any time and from time to time on terms it may determine, in one or more series and to fix the designations, powers (including voting powers, full or limited, or no voting powers), preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on the capital stock of the Company, diluting the voting power of our common stock, modifying the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but currently consists of eight (8) directors, which are divided into three (3) classes, designated Class I, II and III, respectively, with Class I consisting of three (3) directors, Class II consisting of three (3) directors and Class III consisting of two (2) directors.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be sufficient to elect such directors to the Board.

Except as required by the DGCL and subject to the rights, if any, of the holders of any series of Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified or until his or her earlier resignation, death or removal. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified or until his or her earlier resignation, death or removal.

Subject to the rights, if any, of the holders of any series of Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of not less than two-thirds of the total voting power of the then-outstanding capital stock of Terran Orbital then entitled to vote generally in the election of directors, voting together as a single class. Any such director proposed to be removed from office is entitled to advance written notice as described in the Certificate of Incorporation.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by Terran Orbital, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and the Bylaws adopted and in effect from time to time.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the Certificate of Incorporation or relevant certificate of designations related to the Preferred Stock.

Quorum

The holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the holders of a majority of the voting power present in person or represented by proxy, or the presiding officer of the meeting will have power to adjourn the meeting from time to time. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Anti-takeover Effects of the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange (the “NYSE”), which apply if and so long as the Common Stock (or units or warrants) remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Common Stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Terran Orbital by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by the DGCL or required or permitted by the Certificate of Incorporation, and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of Terran Orbital, for any purpose or purposes, may be called only by a majority of the Board then in office. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice. The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders of Terran Orbital must be effected at a duly called annual or special meeting and may not be taken or effected by a consent of stockholders in lieu thereof.

The Bylaws also provide that any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, which consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the writing or writings or electronic transmission or transmissions must be filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The Certificate of Incorporation provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two thirds (2/3) of the total voting power of all the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, voting as a single class, and the affirmative vote of at least two thirds (2/3) of the then-outstanding shares of each class entitled to vote thereon as a class, voting separately as a class:

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the provisions regarding the size of the Board, the classification of the Board, and the election of directors;
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the provisions regarding stockholder actions without a meeting;
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the provisions regarding calling special meetings of stockholders;
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the provisions regarding the limited liability of directors of Terran Orbital; and
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the provisions regarding competition and corporate opportunities.

The Certificate of Incorporation also provides that the provisions regarding removal of directors therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least two thirds (2/3) of the total in voting power of all the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, voting as a single class.

The Bylaws may be amended or repealed (A) by the Board, without the assent or vote of any stockholder, as set forth in the Certificate of Incorporation, (B) without the approval of the Board, by an affirmative vote of the holders of at least two thirds (2/3) of the total voting power of the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, voting as a single class, or, (C) if recommended by the Board, by an affirmative vote of the holders of at least a majority of the total voting power of the then-outstanding shares of Terran Orbital’s stock entitled to vote thereon, in each case, as set forth in the Certificate of Incorporation.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that an “interested stockholder” (as defined therein) may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.
Prior to such time the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
2.
Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
3.
At or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Under the Certificate of Incorporation, Terran Orbital opted out of Section 203 of the DGCL and therefore is not subject to Section 203.

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the directors of Terran Orbital for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by law, and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law subject to the limitations set forth in the Bylaws. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware and the Certificate of Incorporation, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of Terran Orbital or any of its subsidiaries or was serving at Terran Orbital’s request in an official capacity for another entity. Subject to certain limitations set forth in the indemnification agreements, we must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement to the fullest extent not prohibited by applicable law or the Company’s Certificate of Incorporation or Bylaws. The indemnification agreements also require us, if so requested in accordance with the terms thereof, to advance within ten (10) days of such request all reasonable fees, expenses, charges and other costs that any of our directors incurred, provided that such director will return any such advance if it is ultimately determined that such director is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Forum of Certain Actions

The Certificate of Incorporation provides that, unless Terran Orbital consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware, or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought or purportedly brought on behalf of Terran Orbital, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of Terran Orbital to Terran Orbital or to Terran Orbital’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action or proceeding asserting a claim arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL or the Governing Documents (as either may be amended from time to time), or to interpret, apply, enforce or determine the validity of the Governing Documents (as either may be amended from time to time), (iv) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (v) any action or proceeding asserting a claim against Terran Orbital or any current or former director, officer, employee, agent or stockholder of Terran Orbital arising pursuant to any provision of the DGCL or the Governing Documents (as either may be amended from time to time), (vi) any action or proceeding asserting a claim against Terran Orbital or any current or former director, officer, employee, agent or stockholder of Terran Orbital governed by the internal affairs doctrine of the State of Delaware, or (vii) any action or proceeding asserting an “internal corporate claim” as defined in Section 115 of the DGCL.

Notwithstanding the forgoing, the exclusive forum provision will not apply to any claim (i) as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction, including, for the avoidance of doubt, any claim arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (iii) arising under the Securities Act of 1933, as amended (the “Securities Act”), as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum unless Terran Orbital consents in writing to the selection of an alternative forum.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that Terran Orbital has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Terran Orbital’s directors or their respective affiliates, other than those directors or affiliates who are Terran Orbital’s employees and other than any opportunity offered to a non-employee director if such opportunity is expressly offered to such person (in writing) solely in his or her capacity as a director of Terran Orbital. The

Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which Terran Orbital or any of its affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with Terran Orbital or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and for Terran Orbital or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to Terran Orbital or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Terran Orbital unless Terran Orbital is financially or legally able or contractually permitted to undertake such opportunity, the opportunity, by its nature, would be in the line of Terran Orbital’s business or is of some practical advantage to Terran Orbital, and Terran Orbital has some interest or reasonable expectancy in such opportunity.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

Our common stock is listed on the NYSE under the symbol “LLAP.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, references to “Terran Orbital,” the “Company,” “we,” “us” and “our” refer to Terran Orbital Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established in or pursuant to a resolution of our Board and set forth or determined in the manner provided in a resolution of our Board, in an officer’s certificate or established by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

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the title and ranking of the debt securities (including the terms of any subordination provisions);
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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
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any limit upon the aggregate principal amount of the debt securities;
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the date or dates on which the principal of the debt securities is payable;
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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
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the denominations in which the debt securities will be issued, if other than denominations of a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof;
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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
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the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if
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these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
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any provisions relating to any security provided for the debt securities;
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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
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the provisions, if any, relating to conversion or exchange of any debt securities, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to the debt securities, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Conversion or Exchange Rights

For any series of debt securities that are convertible into or exchangeable for shares of our common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock that the holders of the series of debt securities receive upon conversion or exchange would be subject to adjustment.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

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we are the surviving corporation or the successor person (if other than us) is a corporation, association company (including a limited liability company), joint-stock company, business trust or other business entity (other than a partnership) organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing. Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
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default in the payment of principal of any security of that series at its maturity;
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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

“Default” means any event which, after notice or lapse of time or both, would become an Event of Default.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any , on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

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to cure any ambiguity, defect or inconsistency;
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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
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to provide for uncertificated securities in addition to or in place of certificated securities;
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to add guarantees with respect to debt securities of any series or secure debt securities of any series;
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to surrender any of our rights or powers under the indenture;
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to add covenants or events of default for the benefit of the holders of debt securities of any series;
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to comply with the applicable procedures of the applicable depositary;
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to make any change that does not adversely affect the rights of any holder of debt securities;
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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
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reduce the principal amount of discount securities payable upon acceleration of maturity;
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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
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make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
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waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances.

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
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any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
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We refer to this as covenant defeasance. The conditions include:
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depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
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such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
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no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
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delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby. The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of

America located in the City of New York, New York or the courts of the State of New York in each case located in the City of New York, New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the form of the deposit agreement and the applicable Governing Documents, see the section of this prospectus captioned “Where You Can Find More Information.”

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

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all outstanding depositary shares have been redeemed; or
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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The summary of terms of the warrants contained in this prospectus is not complete. You should refer to the form of the warrant agreement and the Governing Documents or Governing Agreements, as applicable, for the debt securities, preferred stock, depositary shares or common stock purchasable pursuant to the warrants, which documents have been, or will be, filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and any applicable Governing Documents or Governing Agreements, see the section of this prospectus captioned “Where You Can Find More Information.”

The applicable prospectus supplement will also describe the following terms of any warrants:

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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
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the currency or currency units in which the offering price, if any, and the exercise price are payable;
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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•
whether the warrants are to be sold separately or with other securities as parts of units;
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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
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any applicable material U.S. federal income tax consequences;
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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
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the designation and terms of any equity securities purchasable upon exercise of the warrants;
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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
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the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those securities may be purchased;
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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
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information with respect to book-entry procedures, if any;
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the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

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any redemption or call provisions; and
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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

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the price, if any, for the subscription rights;
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the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
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the number of subscription rights to be issued to each stockholder;
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the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
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the extent to which the subscription rights are transferable;
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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
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if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements and the Governing Documents or Governing Agreements, as applicable, for the securities purchasable pursuant to the subscription rights, because those documents, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, and any applicable Governing Documents or Governing Agreements, which documents have been or will be filed with the SEC with respect to each offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. We may issue purchase contracts for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed or will be filed as exhibits to or incorporated by reference into the registration statement of which this prospectus is a part and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

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the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
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whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
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any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
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any provisions relating to any security provided for the purchase contracts;
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whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
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whether the purchase contracts are to be prepaid or not;
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whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
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any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
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a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
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whether the purchase contracts will be issued in fully registered or global form; and
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any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units and the Governing Documents or Governing Agreements, as applicable, for the securities comprising the units will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate and any applicable Governing Documents or Governing Agreements, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the offered securities from time to time:

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through underwriters or dealers;
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through agents;
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directly to one or more purchasers; or
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through a combination of any of these methods of sale; or
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through any other methods described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices that may be changed from time to time;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices;
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at negotiated prices;
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ordinary brokerage transactions and transactions in which the broker solicits purchasers; or
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any other method permitted pursuant to applicable law.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

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on or through the facilities of the NYSE or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
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to or through a market maker otherwise than on the NYSE or such other securities exchanges or quotation trading services. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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the name of the agent or any underwriters;
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the public offering or purchase price;
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if applicable, the names of any selling securityholders;

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any discounts and commissions to be allowed or paid to the agent or underwriters;
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all other items constituting underwriting compensation;
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any discounts and commissions to be allowed or paid to dealers; and
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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, unless the parties to any such trade expressly agree otherwise. trades in the secondary market generally are required to settle (a) in two business days, prior to May 28, 2024 and (b) in one business day starting on May 28, 2024. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day (prior to May 28, 2024) or second business day (on or after May 28, 2024) before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Akin Gump Strauss Hauer & Feld LLP, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Terran Orbital Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Terran Orbital Corporation as of December 31, 2022 and 2021, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information about issuers, like us, that file electronically with the SEC. We also maintain a website at www.terranorbital.com. We make available, free of charge, on our investor relations website at investors.terranorbital.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on our website is not a part of, or incorporated by reference into, this prospectus and the inclusion of our website and investor relations website addresses in this prospectus is an inactive textual reference only.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. The Governing Documents and Governing Agreements, as applicable, establishing the terms of the offered securities are, or will be, filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those publicly filed documents with the SEC. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that have been previously filed with the SEC as of the date of the initial registration statement and any future filings we make with the SEC prior to, and on or after, the effective date of the registration statement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

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Our Annual Report on Form 10-K (File No. 001-40170) for the year ended December 31, 2022 (as filed with the SEC on March 23, 2023);
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Our Current Report on Form 8-K (File No. 001-40170) filed February 22, 2023 (other than information furnished rather than filed); and
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The description of our common stock contained in our registration on Form 8-A (File No. 001-40170) filed with the SEC on March 4, 2021 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Terran Orbital Corporation

6800 Broken Sound Parkway NW, Suite 200

Boca Raton, FL 33487 (561) 988-1704

Shares of Common Stock

Common Warrants to Purchase up to Shares of Common Stock

Pre-Funded Warrants to Purchase up to Shares of Common Stock

Placement Agent Warrants to Purchase up to Shares of Common Stock

Up to Shares of Common Stock underlying such Common Warrants, Pre-Funded Warrants and Placement Agent Warrants

PRELIMINARY PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

, 2023